Exhibit 99.5

Asphalt Inc., LLC dba Lone Star Paving Company and Subsidiaries

Financial Statements ($ in 000’s)

Revenues	6/30/2024 YTD	6/30/2023 YTD
Paving revenues	$215,287	$167,038
Material sales	29,108	22,031

Total:	244,396	189,069

Costs and expenses
Cost of paving revenues	(169,848)	(134,337)
Cost of material sales	(21,317)	(17,996)

Total:	(191,165)	(152,332)

Gross Profit	53,230	36,736
Selling, general & admin	(12,881)	(11,129)

Income from operations	40,349	25,607
Other income (expense)
Other income	809	690
Gain (loss) on sale	10,278	1,103
Taxes	(337)	(144)
Interest expense	(4,110)	(2,322)

Net income	$46,989	$24,934

Other items
Depreciation expense	10,101	8,485
Amortization expense	1,257	990